Exhibit 99.1

Contact:

SciClone Pharmaceuticals, Inc.

Gary Titus

Chief Financial Officer

650.358.3456

SCICLONE AND SIGMA TAU REACH AGREEMENT TO RESOLVE DIRECTOR ELECTION

CONTEST FOR 2009 ANNUAL MEETING OF

SCICLONE STOCKHOLDERS

Three Sigma-Tau Designees have been Appointed to the SciClone Board

FOSTER CITY, CA, March 31, 2009—SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) (“SciClone”) announced today that SciClone and Sigma-Tau Finanziaria, S.p.A. and certain of its affiliated individuals and corporations (referred to in this press release collectively as “Sigma-Tau”) have entered into a definitive agreement (the “Settlement Agreement”). Under the Settlement Agreement, three Sigma-Tau designees have been added to the SciClone Board and there will not be a director election contest at SciClone’s 2009 annual stockholder meeting, which is to be held on or before June 15, 2009. Sigma-Tau beneficially owns approximately 21.3% of SciClone’s outstanding shares.

The three Sigma-Tau designees are Dr. Roberto Camerini, Professor Trevor Jones and Mr. Gregg Lapointe, who will be members of the slate recommended by SciClone’s board for election at the 2009 annual meeting. The three new directors were three of the four candidates that Sigma-Tau had named last December, in a notice of its intention to nominate candidates for election to SciClone’s seven-person Board at the 2009 annual meeting. The three new directors have also been added to the Board’s standing committees (other than the Audit Committee), which include the Compensation Committee (Professor Jones), the Nominating and Corporate Governance Committee (Professor Jones), the Business Development Committee (Mr. Lapointe) and a newly-formed Scientific Review Committee (Dr. Camerini). Sigma-Tau has withdrawn its earlier nomination notice in connection with the 2009 annual meeting.

The size of the SciClone Board will be reduced from ten to eight members effective at the 2009 annual meeting. Two currently-serving members of the Board, John Baxter and Rolf Henel, will not stand for re-election at the 2009 meeting. SciClone’s slate of candidates for election at that meeting will comprise, in addition to the three Sigma-Tau nominees who have been added to the Board, Dr. Friedhelm Blobel, SciClone’s President and Chief Executive Officer, and four of the currently-serving non-employee directors, Dean Woodman, Richard Hawkins, Ira Lawrence and Jon Saxe. Sigma-Tau has the right to require SciClone’s Nominating and Corporate Governance Committee to consider in good faith, and reasonably approve, any replacement for any of Sigma-Tau’s three designees should any of them be unable to serve. Sigma-Tau has agreed to vote its shares in favor of the election of this slate. SciClone has agreed that, prior to the 2010 annual meeting of stockholders, it will not increase the size of the Board above eight members or increase the size of the Board’s committees.

Mr. Camerini is the Head of Clinical Research II-Worldwide Drug Development, for Sigma-Tau. Professor Jones, a Commander of the British Empire and former Vice Chair of King’s College London, serves as an independent director of Sigma-Tau Finanziaria and is a consultant to Sigma-Tau Pharmaceuticals, Inc. and other pharmaceutical companies. He has also served as a director of a number of publicly-traded biopharmaceutical companies in Europe and the United States and was the Board Director for Research and Development at the Wellcome Foundation Ltd. Mr. Lapointe is the Chief Executive Officer of Sigma-Tau Pharmaceuticals, Inc, which conducts Sigma-Tau’s business in the United States, and serves or has served as a director of other U.S. publicly-traded biopharmaceutical companies. More detailed biographical information about all three of the new directors will be included in SciClone’s proxy statement to be distributed in connection with the 2009 annual meeting.

Mr. Woodman, Chairman of the Board of Directors of SciClone, commented:

“On behalf of the entire SciClone Board and management, I want to take this opportunity to thank both John Baxter and Rolf Henel for their valuable service to SciClone and its stockholders. They have contributed extensively to our Board for many years and we would have valued their continued service as directors so we particularly appreciate their graciousness in the process of reconstituting our Board and facilitating this important settlement with Sigma-Tau. I also want to welcome Dr. Camerini, Professor Jones and Mr. Lapointe to our Board. We look forward to their contributions. Each has experience that we expect to bring value to our deliberations as we work together to build the value of SciClone for the benefit of all stockholders. The Board is pleased that we have been able to reach this agreement with Sigma-Tau, which not only is our largest stockholder but also a valued business collaborator.”

In addition to signing the Settlement Agreement, SciClone and Sigma-Tau Industrie Farmaceutiche Riunite SpA (“STI”) have signed a letter agreement (the “Zadaxin Agreement”) in connection with the pre-existing license agreement relating to thymosin alpha 1 (which SciClone and its subsidiary, SciClone Pharmaceuticals International Ltd (“SPIL”), market in more than 30 countries under the brand name Zadaxin). Under the Zadaxin Agreement, STI will, at its cost, lead all future development activities for thymosin alpha 1 for treating Hepatitis C Virus (“HCV”) in the territory defined in the pre-existing license agreement and exclusively interact with European regulatory agencies responsible for the approval of thymosin alpha 1 for the treatment of HCV. The Zadaxin Agreement also provides that SciClone and SPIL will work together with STI, at their respective costs, to find one or more third parties willing to fund further development and commercialization activities for thymosin alpha 1 in the United States and Europe (other than in Italy, where STI retains its pre-existing exclusive license) for treating malignant melanoma and will cooperate in developing mutually acceptable licensing or other agreements for such third party development and commercialization.

The Settlement Agreement restricts Sigma-Tau from soliciting proxies, purchasing additional shares, forming groups with any third parties or taking certain other actions for a period ending December 31, 2009 or, in the case of the restriction against seeking to call a special meeting of stockholders or removing a Board member, for a period of one year. Sigma-Tau is expressly entitled to take various enumerated actions, including proposing a slate of board nominees and/or other proposals at the 2010 annual meeting of SciClone stockholders in compliance with SciClone’s certificate of incorporation and its advance notice bylaw requirements (and SciClone has agreed not to amend those documents in a manner that would materially restrict the rights of stockholders to nominate candidates for election to its Board).

The Settlement Agreement provides that it will terminate at the 2010 annual meeting of SciClone’s stockholders (which SciClone has agreed to hold during the second week of June 2010), or earlier with the written consent of both parties or at the option of either party if the other materially breaches the agreement and does not cure the breach within 14 days. Sigma-Tau also has the option of terminating the Settlement Agreement if the SciClone Board approves a material deviation from SciClone’s anticipated research and development expenditure plans for 2009 and 2010, as previously disclosed to Sigma-Tau in writing.

In order to enable the three new directors designated by Sigma-Tau to receive the same equity grants as are made from time to time to the other SciClone non-employee directors as compensation for their service without triggering the rights issued to all stockholders under SciClone’s 2006 stockholder rights plan, the SciClone Board has exempted these grants under the rights plan. No other exemption has been granted in connection with the settlement except to facilitate these grants. Under the SciClone rights plan, the acquisition of beneficial ownership of 15% or more of SciClone’s shares by any person or group, together with its affiliates and associates, entitles all other stockholders to exercise their stock rights and acquire additional SciClone shares at 50% of the then-current market price. In September 2007, the SciClone Board granted a one-year exemption to Sigma-Tau to enable it to acquire up to an additional 5 million SciClone shares.

The Settlement Agreement and the Zadaxin Agreement will be filed with the United States Securities and Exchange Commission within four business days and the summaries of those documents in this press release are qualified by reference to the full texts of those documents, as filed.

About SciClone

SciClone Pharmaceuticals (NASDAQ: SCLN) is a profit-driven international biopharmaceutical company with a successful international business and a product portfolio of novel therapies for cancer and infectious diseases. The Company is focused on achieving worldwide sales growth, a cost-containing clinical development strategy, and tight expense management. ZADAXIN is sold in over 30 countries for the treatment of hepatitis B and hepatitis C, certain cancers and as a vaccine adjuvant. SciClone’s pipeline of phase 2 and 3 drug candidates, includes: thymalfasin for stage IV melanoma for which the Company has reached agreement with the FDA on the design of a phase 3 trial; RP101 in phase 2 for the treatment of pancreatic cancer; SCV-07 in phase 2 trials for the treatment of HCV and oral mucositis; and, awaiting approval in China, DC Bead for the treatment of liver cancer. For additional information, please visit www.sciclone.com.

Forward-Looking Statements

To the extent that this press release contains forward-looking statements regarding the business, products or financial results of SciClone Pharmaceuticals, Inc., those statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These risks and uncertainties include developments with respect to SciClone’s clinical programs and its products, competition, regulatory restrictions and other matters, as well as the effects of the Settlement Agreement and the Zadaxin Agreement. Please also refer to other risks and uncertainties described in SciClone’s filings with the Securities and Exchange Commission. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

Important Information/ Solicitation Participants Legend

SciClone Pharmaceuticals, Inc. will file a proxy statement in connection with its 2009 annual meeting of stockholders and advises its stockholders to read that proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of that proxy statement and other documents (when available) that SciClone files with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. That proxy statement and these other documents will also be available free of charge by directing a request to SciClone Pharmaceuticals, Inc., Attn: Investor Relations, 950 Tower Lane, Suite 900, Foster City, CA 94404, or from SciClone at www.sciclone.com.

SciClone, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from the SciClone stockholders in connection with the 2009 annual meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals (other than the three Sigma-Tau designees added as directors under the Settlement Agreement) in SciClone’s proxy statement filed on May 5, 2008 for the 2008 annual meeting of stockholders. To the extent that holdings of SciClone securities on the part of those individuals have changed since the date of that proxy statement, those changes have been reflected on Statements of Changes in Ownership on Forms 3 or 4 filed with the Securities and Exchange Commission. More current information regarding the interests of the directors and named executive officers of SciClone (including the three new directors) will be contained in the proxy statement referred to in the preceding paragraph.